Exhibit 10.14

                                LICENSE AGREEMENT

This AGREEMENT is entered into this 11th day of April, 2001 by and between QUANTUM LOGIC CORPORATION, having offices at 1 Huckleberry Lane, Weston, Connecticut 06883, hereinafter referred to as QUANTUM, and MIKRON INSTRUMENT COMPANY, having offices at 16 Thornton Road, Oakland, New Jersey 07436, hereinafter referred to as MIKRON.

FOR AND IN CONSIDERATION of the mutual benefits to be obtained, the parties hereto do hereby agree as follows:

1. QUANTUM conveys hereby to MIKRON, and to its successors or assigns, a world-wide license under its applicable patent and intellectual property rights, to manufacture and sell laser/microcomputer pyrometers as herein defined, in accordance with the terms, conditions and region of validity as described below:

      The applicable patents are as follows:

         US Patent No. 4,647,775 "PYROMETER 1" Dated March 3,1987
         US Patent No. 4,647,774 "PYROMETER 2" Dated March 3,1987

         Other patents currently held by QUANTUM, or which may subsequently be obtained by QUANTUM, not relating to the defined products, are not covered by this AGREEMENT.

         After a mutually agreed upon transition period, QUANTUM will cease the manufacture of the covered products.

2. The pyrometer products covered by this AGREEMENT are designated by the model types and descriptions listed below. Catalog sheets describing these model types are appended to this AGREEMENT, and become a part thereof. Individual products of the various model types may be, or have been, added or modified, from time-to-time. Covered model types are:

         QL1310 - Hand-held Laser/Microcomputer Pyrometers
         QL3600 - Portable Laser/Microcomputer Pyrometers
         QL3300 - On-line Laser/Microcomputer Pyrometers
         QL107 - Pyrometer Data Logger

3. This AGREEMENT shall become effective as of the date affixed above, and shall continue in force from year-to-year unless revoked by QUANTUM in accordance with the terms of Paragraph 10.

4. No licenses will be issued by QUANTUM to additional parties under these patent and intellectual property rights while this AGREEMENT remains in force.

5. Immediately after the effective date of this AGREEMENT, QUANTUM shall begin the conveyance to MIKRON of such drawings, bills of material, manuals, and other documentation required for successful manufacture of the covered products, as have been developed to date by QUANTUM. There shall be no charge by QUANTUM to MIKRON for this material, other than mutually-agreed-upon charges deemed necessary to carry out the conveyance itself in an efficient manner.

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6.    Existing parts inventory matching current bills of material, maintained by
      QUANTUM to support the manufacture, sale, warranty, and repair of the covered products, shall be purchased by MIKRON and paid for in cash within 60 days of the effective date of this AGREEMENT. The quantity of the individual parts to be purchased whose unit cost is less than $10 (ten dollars) shall be as shown on the QUANTUM perpetual inventory listing as of the date of purchase. Parts whose individual cost is $10 (ten dollars) and above, shall be physically counted, and the counting shall be mutually observed and verified by the parties hereto. The individual part costs shall be QUANTUMS most recent purchase prices for the items, in accordance with its records. MIKRON shall have the right to audit and verify these figures at its own expense, should it so desire. Existing demos will be supplied at no cost.

7. Redesign or modification of the covered products may be carried out by MIKRON at their sole discretion, and at their own expense, in order to improve the cost, performance, marketability or manufacturability of the covered products.

8. As compensation for the transfer of these product lines, royalties in the amount of 10% (ten percent) of the total selling price of the covered products shall be paid by MIKRON to QUANTUM, or to its successors or assigns, for a period of ten years.

9. Royalties as defined above shall be paid quarterly within 60 days of the end of each fiscal quarter, for sales made during that quarter. QUANTUM shall have the right to have the amount of such sales audited and verified by an independent certified accounting firm of its own choice and at its own expense, should it so request. Choice of such accounting firm shall be subject to approval by MIKRON, but such approval shall not be unreasonably withheld.

10. QUANTUM shall have the right to revoke the license given under this AGREEMENT within 60 days from the end of the second year after the effective date of the AGREEMENT, should the sales during the year then completed fall below $300,000 (three hundred thousand dollars). Should the license be revoked, ail the then-current manufacturing drawings, bills of material, manuals and documentation relating to the covered products in use at the time by MIKRON, shall be turned over to QUANTUM, its successors or assigns, at no charge, and MIKRON shall cease permanently the manufacture of the covered products. If MIKRON shall have obtained, or applied for, new patents in connection with the redesign or modification of the covered products in accordance with Paragraph 7, then QUANTUM shall also be given exclusive royalty-free licenses under any such patents.

      In the event of cancellation, QUANTUM or its successors will buy back MIKRON'S inventory under conditions stated in Paragraph 6.

11. CONNECTICUT INNOVATIONS, having offices at 999 West Street, Rocky Hill, CT holds a lien on QUANTUM's assets, Prior to the effective date of this AGREEMENT, QUANTUM shall have gotten consent from CONNECTICUT INNOVATIONS to a release for the licensing and transfer of assets contemplated by this AGREEMENT.

12. This AGREEMENT contains the whole understanding between the parties, and no modifications or amendments shall be made except in writing.

13. This AGREEMENT is made in, and shall be construed and enforced in accordance with the laws of the State of Connecticut, USA. In the event any one or more of the provisions herein shall for any reason be held unenforceable, such unenforceability shall not affect any other


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      provision of this AGREEMENT, but this AGREEMENT shall be construed as if said unenforceable provision (or provisions) had not been contained.

14. The waiver of any requirement in this AGREEMENT by either party shall not be construed as the waiver of the same requirement at a subsequent time or the waiver of any other requirement herein.

15. Any dispute or controversy relating to the terms or conditions of this AGREEMENT or breach thereof, shall be submitted to, and determined by, arbitration in the State of Connecticut, USA, before the American Arbitration Association pursuant to its rules then obtaining. Judgment' may be entered upon any award thereunder in any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties have hereunto and to a duplicate set hereof set their hands the day of the year first above written.

QUANTUM:                                   MIKRON:


By:   /s/                                      By: /s/ Dennis Stoneman
   ------------------------------                  -----------------------------

Title:  President                              Title:   VP
      ---------------------------                    ---------------------------

Witness: /s/                                   Witness: /s/
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